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                                                                    EXHIBIT 21.1



                         Hyperion Solutions Corporation
                           Subsidiaries of the Company


Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
Hyperion Solutions Corporation                                Delaware
Hyperion International Corporation                            Delaware
Appsource Corporation                                         Delaware
Little Tree Acquisition Corporation                           Delaware
FP&A Train, Inc.                                              California
Hyperion Solutions Austria GmbH                               Austria
Hyperion Foreign Sales Corp                                   Barbados
Hyperion Latin America Ltda                                   Brazil
Hyperion Solutions BeLux N.V                                  Belgium
Hyperion Solutions Nordic OY                                  Finland
Hyperion Solutions France SAS                                 France
Hyperion Solutions Deutschland GmbH                           Germany
Hyperion Solutions Italia S.r.l.                              Italy
Hyperion KK                                                   Japan
HSC Acquisition Co.                                           Nova Scotia
Hyperion Solutions AS                                         Norway
Hyperion Solutions Corporation of Canada, Ltd.                Ontario
Hyperion Solutions Asia Pte. Ltd.                             Singapore
Hyperion Solutions Iberica, S.A.                              Spain
Hyperion Solutions Nordic AB                                  Sweden
Hyperion Solutions Schweiz AG                                 Switzerland
Hyperion Solutions Netherlands, B.V.                          Netherlands
Hyperion Solutions plc                                        United Kingdom